UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2006

Pulte Homes, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09804	38-2766606
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan		48304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-647-2750

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) Director Compensation

On May 11, 2006, the Board of Directors of Pulte Homes, Inc. (the "Board") approved a revision of the compensation to be paid to Pulte’s non-employee directors, effective as of June 1, 2006. The revised compensation was recommended to the Board by its Compensation Committee (the "Committee") after the Committee undertook a careful review of market practices and received advice from the Committee’s outside compensation consultant.

As a result of the revision, the non-employee directors will receive an annual cash retainer of $50,000, an annual committee retainer of $3,000 for each Board committee ($8,000 for committee chairs), meeting fees of $1,500 for each Board and committee meeting attended (committee chairs will receive $2,500 for each committee meeting attended), and an annual grant of 7,000 stock options and 3,600 shares of unrestricted stock. The lead director of the Board will be paid an additional annual fee of $25,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulte Homes, Inc.

May 15, 2006	By:	Steven M. Cook

Name: Steven M. Cook
Title: Vice President, General Counsel and Secretary